Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of TuHURA Biosciences, Inc. (the “Company”) on Form S-8 (File Nos. 333-284027, 333-284027, 333-267631, 333-259858 and 333-248928) and Form S-3 (File Nos. 333-291239, 333-249675, 333-229020, and 333-213600) of our report dated March 31, 2026, related to the consolidated financial statements of the Company as of and for the year ended December 31, 2025.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 31, 2026

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4918-2111-3647.1